EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-l(k) of the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments thereto may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

The undersigned further acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning such person contained herein but shall not be responsible for the completeness and accuracy of the information concerning the other signatory, except to the extent that such person knows or has reason to believe that such information is inaccurate.

After reasonable inquiry and to the best of my knowledge and belief, I Certify that the information set forth in this statement is true, complete and correct.

DANIEL ASHER

By:	/s/ Daniel Asher
Name/Title:	Daniel Asher
Date:	September 26, 2025

Intracoastal Capital, LLC

By:	/s/ Daniel Asher
Name/Title:	Daniel Asher
Date:	September 26, 2025

AFO Blackberry, LLC

By:	/s/ Fred Goldman
Name/Title:	Fred Goldman, Treasurer
Date:	September 26, 2025

AFOB FIP MS, LLC

By:	/s/ Fred Goldman
Name/Title:	Fred Goldman, Treasurer of AFO, Blackberry, LLC Managing Member of AFO FIP M S LLC
Date:	September 26, 2025

SPHINX TRADING LP

By:	/s/ Fred Goldman
Name/Title:	Fred Goldman, CFO
Date:	September 26, 2025

DBA TRADING LLC

By:	/s/ Fred Goldman
Name/Title:	Fred Goldman, Member
Date:	September 26, 2025